CELULAR CRT PARTICIPAÇÕES S.A.
Public Company with Authorized Capital
CNPJ nr 03.010.016/0001-73
NIRE 43300039021

TELE LESTE CELULAR PARTICIPAÇÕES S.A.
Public Company with Authorized Capital
CNPJ nr 02.558.144/0001-93
NIRE 29300023892

TELE SUDESTE CELULAR PARTICIPAÇÕES S.A.
Public Company with Authorized Capital
CNPJ nr 02.558.129/0001-45
NIRE 33300268197

STATEMENT OF
MATERIAL FACT

Celular CRT Participações S.A., Tele Leste Celular Participações S.A. and Tele Sudeste Celular Participações S.A. (jointly, the “Companies”), in continuation to what was disclosed in the statement of material fact published on August 25, 2004, inform their respective shareholders that, having discussed with Bolsa de Valores de São Paulo (“Bovespa”) the Voluntary Tender Offers to acquire common and preferred shares of the Companies by Brasilcel N.V. mentioned in such statement of material fact (“VTOs”) and the procedures for the auctions that will take place at Bovespa, the Public Notice of the VTOs was published on this date contemplating the definitive terms and conditions for the realization of the VTOs.

São Paulo, September 1, 2004

Fernando Abella Garcia
Investors Relationship Officer